EXHIBIT  23


                          INDEPENDENT AUDITOR'S CONSENT

To  the  Board  of  Directors  Orbit  International  Corp.  and  Subsidiaries

We hereby consent to the incorporation by reference in Registration Number 333-25979 on Form S-8 of our report dated February 25, 2004, on the consolidated balance sheet of Orbit International Corp. and Subsidiaries as of December 31, 2003 and 2002 and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended, which appear in the December 31, 2003 annual report on Form 10-KSB of Orbit International Corp.



GOLDSTEIN  GOLUB  KESSLER  LLP
New  York,  New  York

March  29,  2004

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